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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-130189 on Form S-3 of our report dated March 3, 2006, relating to the consolidated financial statements and financial statement schedule of Nevada Power Company, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Reno, Nevada
May 24, 2006